FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – June 29, 2011 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective July 1, 2011, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in North America will be increased by a minimum of 35 cents per pound.

This increase includes Kronos’ previously announced increase made on May 19, 2011.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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